Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466,
33-64289, 333-15165, 333-26155, 333-46818, 333-47359, 333-62909, 333-80813 and
333-82046) and Forms S-8 (Nos. 333-38373, 333-64312, 333-96435, 333-92130
333-97749) of Pharmos Corporation of our report dated February 7, 2003 (except for Note 19 as to which the date is February 18, 2003 for the first paragraph and March 4, 2003 for the second paragraph) relating to the consolidated financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
March 31, 2003







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